Exhibit 99.1

Press Release

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

ARGO GROUP REPORTS SECOND QUARTER NET INCOME OF $38.6 MILLION, OR $1.45 PER DILUTED SHARE

HAMILTON, Bermuda (Aug. 4, 2014) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three and six months ended June 30, 2014.

"Argo Group delivered another quarter of solid results despite the challenges of an increasingly competitive market environment," said Argo Group CEO Mark E. Watson III.  "We remain focused on disciplined, profitable underwriting while growing our better performing books of business."

HIGHLIGHTS FOR THE SECOND QUARTER ENDED JUNE 30, 2014:
●	Net income was $38.6 million or $1.45 per diluted share, compared to $31.7 million or $1.13 per diluted share for the second quarter of 2013.
●	After-tax operating income was $23.8 million or $0.89 per diluted share, compared to $20.7 million or $0.74 per diluted share for the second quarter of 2013.
●	Gross written premiums were $520.1 million compared to $542.2 million for the second quarter of 2013.
●	The combined ratio was 95.8% compared to 98.3% for the second quarter of 2013.
●
Net favorable prior-year reserve development was $14.4 million (benefiting the combined ratio by 4.3 points), compared with $12.8 million (benefiting the combined ratio by 4.0 points) for the second quarter of 2013.

●	Estimated pre-tax catastrophe losses were $4.2 million or 1.3 points on the combined ratio, compared to $9.7 million or 3.1 points for the second quarter of 2013.
●	The current accident year loss ratio excluding catastrophes was 58.1%, compared to 60.6% for the second quarter of 2013.
●	Book value per share increased 4.2% to $62.80 from $60.29 at March 31, 2014, and 6.5% from $58.96 at Dec. 31, 2013.
●	During the quarter the Company repurchased $23.9 million or 510,116 shares of its common stock at an average price of $46.84, which represents 1.9% of net shares outstanding at March 31, 2014.

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Argo House	T 441 296 5858
110 Pitts Bay Road	F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

HIGHLIGHTS FOR THE SIX MONTHS ENDED JUNE 30, 2014:
●	Net income was $78.8 million or $2.94 per diluted share, compared to $64.4 million or $2.29 per diluted share for the first half of 2013.
●	After-tax operating income was $48.9 million or $1.83 per diluted share, compared to $40.7 million or $1.45 per diluted share for the first half of 2013.
●	Gross written premiums were $983.2 million, compared to $980.4 million for the first half of 2013.
●	The combined ratio was 95.7%, compared to 98.8% for the first half of 2013.
●
Net favorable prior-year reserve development was $23.3 million (benefiting the combined ratio by 3.5 points), compared to $17.3 million (benefiting the combined ratio by 2.8 points) for the first half of 2013.

●	Estimated pre-tax catastrophe losses were $8.4 million or 1.3 points on the combined ratio, compared to $11.6 million or 1.9 points for the first half of 2013.
●	The current accident year loss ratio excluding catastrophes was 57.8%, compared to 59.3% for the first half of 2013.
●
In the first half of 2014, the Company repurchased $31.4 million or 675,300 shares of its common stock at an average share price of $46.48, which represents 2.5% of net shares outstanding at Dec. 31, 2013.

●	At June 30, 2014, cash and investments totaled $4.2 billion with a net pre-tax unrealized gain of approximately $284.8 million.

Notes:
All per share amounts, except share repurchase figures, are adjusted for the 10% stock dividend that was paid on June 17, 2013, to stockholders of record on June 3, 2013.
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums.  Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.
After-tax operating income is defined as net income at an assumed 20% effective tax rate excluding net realized investment gains/losses and foreign currency exchange gains/losses.

FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines Segment

The Excess and Surplus Lines segment in the second quarter reported gross written premiums of $175.8 million, which was flat compared to $175.8 million in the second quarter of 2013.  Growth in select specialty casualty lines of business is being offset by increasingly competitive market conditions and premium reduction in Transportation as we continue to run off the Commercial Auto book.  Net written premiums were up 6.8% to $147.4 million, and earned premiums were up 15.2% to $125.3 million, when compared to the second quarter of 2013. Underwriting income was $20.8 million for the quarter, compared to $7.3 million for the second quarter of 2013.  The second quarter 2014 combined ratio of 83.4% compares to 93.2% for the prior-year quarter.  Net favorable prior-year reserve development was $13.7 million for the second quarter of 2014, benefitting the combined ratio by 10.9 points, compared to $9.2 million or 8.5 points for the second quarter of 2013.  Catastrophe losses for the quarter were $0.6 million or 0.4 points on the combined ratio, compared to catastrophe losses of $2.6 million or 2.4 points for the second quarter of 2013.  The second quarter 2014 combined ratio, excluding catastrophe losses and reserve development, was 93.9% compared to 99.4% for the second quarter of 2013. The current accident year was impacted by larger than anticipated non-cat property losses including one large excess property loss.

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For the six months ended June 30, 2014, gross written premiums were up 4.1% to $315.8 million, net written premiums were up 2.8% to $245.6 million, and earned premiums were up 13.5% to $242.7 million, when compared to the first six months of 2013.  For the first half of 2014, underwriting income was $33.2 million compared to $11.9 million for the first half of 2013. For the six months ended June 30, 2014, net favorable prior-year reserve development was $21.7 million, benefitting the combined ratio by 8.9 points, compared to $14.4 million or 6.8 points for the first half of 2013.  Catastrophe losses for the first six months of 2014 were $2.4 million or 0.9 points on the combined ratio, compared to catastrophe losses of $3.4 million or 1.6 points for the first six months of 2013.  The first half 2014 combined ratio, excluding catastrophe losses and reserve development, was 94.3% compared to 99.6% for the first half of 2013.  The current accident year was impacted by larger than anticipated non-cat property losses including one large excess property loss.

Commercial Specialty

The Commercial Specialty segment reported gross written premiums of $83.6 million in the second quarter, down $2.0 million or 2.3% from the second quarter of 2013.  The decline in premium reflects continued underwriting actions at Argo Insurance and Trident, our Public Entity business, which was offset by growth at Argo Surety.  Net written premiums were up 1.3% to $55.7 million, and earned premiums were down 5.5% to $71.1 million, when compared to the second quarter of 2013.  The segment reported an underwriting loss of $2.4 million compared to an underwriting loss of $2.8 million for the second quarter of 2013.  The second quarter 2014 combined ratio was 103.4% compared to 103.8% for the prior-year quarter.  Net unfavorable prior-year reserve development was $2.9 million in the second quarter of 2014 and represented 4.1 points on the combined ratio, compared to favorable prior-year reserve development of $1.0 million, benefitting the combined ratio by 1.2 points for the second quarter of 2013.  Losses from catastrophes and U.S. storms were $2.6 million or 3.6 points on the combined ratio, compared to $1.6 million or 2.1 points for the second quarter of 2013.  The second quarter 2014 combined ratio, excluding catastrophe losses and reserve development, was 95.7%, compared to 103.0% for the second quarter of 2013.

For the six months ended June 30, 2014, gross written premiums were down 1.1% to $189.5 million, net written premiums were down 2.3% to $123.7 million, and earned premiums were down by 5.1% to $142.8 million, when compared to the first six months of 2013. The first half of 2014 produced an underwriting loss of $3.5 million, compared to an underwriting loss of $1.8 million for the first half of 2013. For the six months ended June 30, 2014, net unfavorable prior-year reserve development was $4.9 million and represented 3.4 points on the combined ratio, compared to net unfavorable prior-year reserve development of $0.1 million or 0.1 points for the first half of 2013.  Catastrophe losses for the first six months of 2014 were $4.0 million or 2.8 points on the combined ratio, compared to catastrophe losses of $2.7 million or 1.8 points for the first six months of 2013.  The first half 2014 combined ratio, excluding catastrophe losses and reserve development, was 96.3%, compared to 99.4% for the first half of 2013.  The current accident year was impacted by a modest increase in larger property losses that were not related to a specific identified catastrophe event.

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International Specialty

Our International Specialty segment reported gross written premiums of $97.4 million in the second quarter, up $1.3 million or 1.3% from the second quarter of 2013.  Growth was driven by our business in Brazil, partially offset by a decline in our short-tail reinsurance business.  Net written premiums were up 4.2% to $64.1 million, and earned premiums were up 3.3% to $37.6 million, when compared to the second quarter of 2013. Underwriting income was $4.3 million for the quarter, compared to $1.9 million for the second quarter of 2013, reflecting a combined ratio of 88.9% compared to 94.3% in the prior-year quarter.  There was no prior-year reserve development in the second quarter of 2014, compared to favorable prior-year reserve development of $0.3 million, benefitting the combined ratio by 0.9 points in the second quarter of 2013.  Catastrophe losses for the quarter were $1.0 million or 2.7 points on the combined ratio, compared to catastrophe losses of $5.5 million or 17.1 points in the second quarter of 2013.  The second quarter 2014 combined ratio, excluding catastrophe losses and reserve development, was 86.2% compared to 78.3% for the second quarter of 2013.

For the six months ended June 30, 2014, gross written premiums were up 3.6% to $180.6 million, net written premiums were up 4.2% to $97.6 million, and earned premiums were up 7.9% to $74.6 million, when compared to the first six months of 2013.  Underwriting income was $10.1 million compared to $5.2 million for the first half of 2013.  For the six months ended June 30, 2014, net unfavorable prior-year reserve development was $0.4 million and represented 0.5 points on the combined ratio, compared to $0.6 million or 0.9 points for the first half of 2013.  Catastrophe losses for the first six months of 2014 were $2.0 million or 2.7 points on the combined ratio, compared to catastrophe losses of $5.5 million or 9.0 points for the first six months of 2013.  The first half 2014 combined ratio, excluding catastrophe losses and reserve development, was 83.3% compared to 82.1% for the first half of 2013.

Syndicate 1200

Syndicate 1200 reported gross written premiums of $163.5 million in the second quarter, down $21.4 million or 11.6% from the second quarter of 2013.  The decline in premium reflects increasingly competitive market conditions in the Lloyd’s market across the majority of classes as well as the exit of one large property binder account.  Net written premiums were down 3.4% to $131.3 million, and earned premiums were down 4.8% to $102.2 million, when compared to the second quarter of 2013.  Underwriting income was $7.0 million for the quarter, compared to $6.9 million for the second quarter of 2013, reflecting a combined ratio of 93.2% compared with 93.4% in the prior-year quarter.  Net favorable prior-year reserve development was $6.4 million in the second quarter of 2014, benefitting the combined ratio by 6.3 points, compared to $1.3 million or 1.2 points in the second quarter of 2013.  There was no impact from catastrophes in the current quarter or in the second quarter of 2013.  The second quarter 2014 combined ratio, excluding catastrophe losses and reserve development, was 99.5% compared to 95.2%.  The current accident year results include greater than expected, large non-cat-related losses in the Offshore Energy and Aerospace accounts.

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For the six months ended June 30, 2014, gross written premiums were down 4.5% to $297.1 million, net written premiums were down 1.0% to $208.0 million, and earned premiums were up 1.6 % to $201.5 million, when compared to the first six months of 2013.  Underwriting income was $20.2 million compared to $12.9 million for the first half of 2013.  For the six months ended June 30, 2014, net favorable prior-year reserve development was $15.2 million, benefitting the combined ratio by 7.5 points compared to $3.5 million or 1.8 points for the first half of 2013.  There was no impact from catastrophes in the first half of 2014 or 2013.  The first half 2014 combined ratio, excluding catastrophe losses and reserve development, was 97.5% compared to 95.2% for the first half of 2013.

CONFERENCE CALL

Argo Group management will conduct an investor conference call tomorrow, Aug. 5, 2014, starting at 10 a.m. EST (11 a.m. AST).

A live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii140805.html.  Participants inside the U.S. can access the call by phone by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.

A webcast replay will be available shortly after the conference call and can be accessed at http://services.choruscall.com/links/agii140805.html.  In addition, a telephone replay of the call will be available through Sept. 30, 2014, to callers from inside the U.S. by dialing (877) 344-7529 (conference # 10049661).  Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10049661).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo Group's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook.  More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements.  For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC.  The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved.  Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

 (financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Total investments	$4,047.8	$4,079.2
Cash	136.2	157.4
Accrued investment income	23.5	25.7
Receivables	1,437.8	1,611.9
Goodwill and intangible assets	237.2	239.8
Deferred acquisition costs, net	126.1	113.9
Ceded unearned premiums	244.3	196.3
Other assets	168.3	166.8
Total assets	$6,421.2	$6,591.0

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,067.9	$3,230.3
Unearned premiums	841.2	779.1
Ceded reinsurance payable, net	238.4	354.7
Senior unsecured fixed rate notes	143.8	143.8
Other indebtedness	66.3	66.3
Junior subordinated debentures	193.3	193.3
Other liabilities	237.2	260.5
Total liabilities	4,788.1	5,028.0

Total shareholders' equity	1,633.1	1,563.0
Total liabilities and shareholders' equity	$6,421.2	$6,591.0

Book value per common share	$62.80	$58.96

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Gross Written Premiums	$520.1	$542.2	$983.2	$980.4
Net Written Premiums	398.3	390.2	675.1	669.2

Earned Premiums	336.1	327.5	661.8	631.7
Net Investment Income	20.6	25.3	43.9	53.2
Fee Income, net	0.0	0.2	0.0	0.2
Net Realized Investment Gains and Other	18.5	11.0	29.6	20.5
Total Revenue	375.2	364.0	735.3	705.6

Losses and Loss Adjustment Expenses	185.1	192.7	367.6	363.2
Other Reinsurance-Related Expenses	0.0	4.7	0.0	9.8
Underwriting, Acquisition and Insurance Expenses	136.8	124.6	265.5	251.3
Interest Expense	5.1	5.1	10.1	10.0
Fee Expense , net	0.1	0.0	1.5	0.0
Foreign Currency Exchange Loss (Gain)	3.4	(5.9)	3.2	(9.0)
Total Expenses	330.5	321.2	647.9	625.3

Income Before Taxes	44.7	42.8	87.4	80.3
Income Tax Provision	6.1	11.1	8.6	15.9
Net Income	$38.6	$31.7	$78.8	$64.4

Net Income per Common Share (Basic)	$1.48	$1.18	$2.99	$2.37

Net Income per Common Share (Diluted)	$1.45	$1.13	$2.94	$2.29

Weighted Average Common Shares:
Basic	26.1	27.0	26.3	27.1
Diluted	26.6	28.0	26.8	28.1

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$175.8	$175.8	$315.8	$303.4
Net Written Premiums	147.4	138.0	245.6	238.8
Earned Premiums	125.3	108.7	242.7	213.8
Underwriting Income	$20.8	$7.3	$33.2	$11.9
Net Investment Income	9.0	11.2	18.3	22.1
Interest Expense	(1.6)	(1.8)	(3.2)	(3.4)
Operating Income Before Taxes	$28.2	$16.7	$48.3	$30.6
Loss Ratio	51.3	58.1	53.2	57.3
Expense Ratio	32.1	35.1	33.1	37.1
GAAP Combined Ratio	83.4%	93.2	86.3%	94.4%
Commercial Specialty
Gross Written Premiums	$83.6	$85.6	$189.5	$191.7
Net Written Premiums	55.7	55.0	123.7	126.7
Earned Premiums	71.1	75.3	142.8	150.5
Underwriting Loss	$(2.4)	$(2.8)	$(3.5)	$(1.8)
Net Investment Income	4.6	6.1	9.3	12.0
Interest Expense	(0.8)	(0.9)	(1.6)	(1.8)
Fee Expense, net	(1.9)	(0.9)	(3.0)	(1.2)
Operating (Loss) Income Before Taxes	$(0.5)	$1.5	$1.2	$7.2
Loss Ratio	67.0	67.6	66.8	65.5
Expense Ratio	36.4	36.2	35.7	35.7
GAAP Combined Ratio	103.4%	103.8	102.5%	101.2%
International Specialty
Gross Written Premiums	$97.4	$96.1	$180.6	$174.3
Net Written Premiums	64.1	61.5	97.6	93.7
Earned Premiums	37.6	36.4	74.6	69.1
Underwriting Income	$4.3	$1.9	$10.1	$5.2
Net Investment Income	2.0	1.7	3.8	4.0
Interest Expense	(0.7)	(0.8)	(1.5)	(1.6)
Operating Income Before Taxes	$5.6	$2.8	$12.4	$7.6
Loss Ratio	48.4	59.7	49.6	55.2
Expense Ratio	40.5	34.6	36.9	36.9
GAAP Combined Ratio	88.9%	94.3	86.5%	92.1%
Syndicate 1200
Gross Written Premiums	$163.5	$184.9	$297.1	$311.0
Net Written Premiums	131.3	135.9	208.0	210.0
Earned Premiums	102.2	107.4	201.5	198.3
Underwriting Income	$7.0	$6.9	$20.2	$12.9
Net Investment Income	2.1	2.8	5.8	5.6
Interest Expense	(0.8)	(1.0)	(1.6)	(1.7)
Fee Income, net	1.8	1.1	1.5	1.4
Operating Income Before Taxes	$10.1	$9.8	$25.9	$18.2
Loss Ratio	51.1	56.4	48.5	55.1
Expense Ratio	42.1	37.0	41.5	38.3
GAAP Combined Ratio	93.2%	93.4	90.0%	93.4%

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ARGO GROUP INTERNATIONAL HOLDINGS LTD
(in millions)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Net Prior Year Development	2014	2013	2014	2013
(Favorable)/Unfavorable
E&S	$(13.7)	$(9.2)	$(21.7)	$(14.4)
Commercial Specialty	2.9	(1.0)	4.9	0.1
International Specialty	-	(0.3)	0.4	0.6
Syndicate 1200	(6.4)	(1.3)	(15.2)	(3.5)
Run-off	2.8	(1.0)	8.3	(0.1)
Total	$(14.4)	$(12.8)	$(23.3)	$(17.3)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Income Before Taxes:
From Operations	$29.6	$25.9	$61.0	$50.8
Foreign Currency Exchange (Loss) Gain	(3.4)	5.9	(3.2)	9.0
Net Realized Investment Gains and Other	18.5	11.0	29.6	20.5
Income Before Taxes	44.7	42.8	87.4	80.3
Income Tax Provision	6.1	11.1	8.6	15.9
Net Income	$38.6	$31.7	$78.8	$64.4

Net Income per Common Share (Diluted)	$1.45	$1.13	$2.94	$2.29

Operating Income per Common Share (Diluted)
At Assumed Tax Rate:
Income (a)	1.34	1.22	2.61	2.29
Foreign Currency Exchange Losses (Gains) (a)	0.10	(0.17)	0.10	(0.26)
Net Realized Investment Gains and Other (a)	(0.55)	(0.31)	(0.88)	(0.58)

Operating Income per Common Share	0.89	0.74	1.83	1.45

(a) Per diluted share at assumed tax rate of 20%.

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